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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                          Date of Report: May 16, 1997


                          AirTouch Communications, Inc.


    Delaware                   1-12342                      94-3213132
(State or other            (Commission File               (IRS Employer
jurisdiction of                Number)                  Identification No.)
incorporation)


             One California Street, San Francisco, California 94111
--------------------------------------------------------------------------------
            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (415) 658-2000

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Item 5.  Other Events.

AirTouch Communications, Inc. ("AirTouch") and U S WEST, Inc. announced on May 16, 1997 that they have signed a definitive agreement on the merger of their domestic wireless interests as described in the press release attached as
Exhibit 99.

Item 7.      Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.  Press Release dated May 16, 1997.





                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           AIRTOUCH COMMUNICATIONS, INC.


                           By:  /s/ Mohan S. Gyani
                                -----------------------------
                                    Mohan S. Gyani
                                    Executive Vice President and
                                    Chief Financial Officer


Date:    May 28, 1997




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Exhibits Index

Exhibit 99.                Press Release dated May 16, 1997
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CONTACT:                                                      FOR RELEASE:
Amy Damianakes, AirTouch (510) 210-3645                       May 16, 1997
Steve Lang, U S WEST Media Group (303) 793-6290

         AIRTOUCH AND U S WEST MEDIA GROUP SIGN DEFINITIVE AGREEMENT ON
                      MERGER OF DOMESTIC WIRELESS INTERESTS


         AirTouch Communications (NYSE: ATI) and U S WEST Media Group (NYSE:
UMG) have signed a definitive agreement to merge the domestic cellular business of Media Group and its interest in PrimeCo Personal Communications into AirTouch.

         AirTouch and U S WEST announced April 17 that they had signed a letter of intent regarding the merger. The principal terms of the definitive agreement are the same as those in the letter of intent.

         The parties value the merger at about $5 billion. The transaction includes the tax-free distribution of AirTouch stock to Media Group shareowners and the assumption by AirTouch of $2.2 billion of debt associated with the business being acquired.

         U S WEST also said that it would transfer its domestic directory business from its Media Group to its Communications Group (NYSE: USW) in connection with the AirTouch merger.

         Closing of the AirTouch/Media Group transaction requires a favorable ruling from the Internal Revenue Service, Hart-Scott-Rodino review and approval by shareowners of Media Group and U S WEST Communications Group. The companies believe this transaction should close by the end of the year or early next year, but they noted that "Morris Trust" legislation introduced April 17 in Congress would block this transaction if the legislation passes in its current form. In this event, the companies would continue with their existing joint venture agreement.
                                     -more-
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AirTouch and U S WEST Media Group Sign Agreement, Page 2

         U S WEST Media Group (NYSE: UMG), one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. For 1996, Media Group reported proportionate revenues of $6.4 billion. Media Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment, and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states.

         AirTouch Communications is a global wireless communications company, with interests in cellular, paging, and personal communications services in the United States, Belgium, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain, and Sweden, as well as an interest in the Globalstar satellite system. The company, based in San Francisco, serves nearly 8.5 million proportionate customers worldwide.

                                       ###

         NOTE: Another press release by U S WEST announcing the plan to move U S WEST Media Group's directory operations to U S WEST Communications Group is being issued simultaneously.